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                                             Exhibit A

NEES Energy, Inc.
Balance Sheet
As of September 30, 1996
(Unaudited, Subject to Adjustment)


ASSETS
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  Current assets:
     Cash                                           $ 45,077
     Accounts Receivable from associated companies          2,472
     Tax Benefit Receivable                          259,335
                                                     -------
  Total Assets                                      $306,884
                                                     =======


LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
  Accounts payable to associated companies         $ 407,507

Parent Company's Investment:
  Common stock, par value $1 per share                 1,000
  Subordinated notes payable to parent               380,000
  Accumulated Deficit                               (481,623)
                                                    ---------
                                                    (100,623)
                                                    ---------

Total Liabilities and Parent Company's Investment    $306,884
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